SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TELEFÓNICA, S.A. (Exact Name of Registrant as Specified in Its Charter)	TELEFÓNICA EMISIONES, S.A.U. (Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain (Jurisdiction of Incorporation or Organization)	Kingdom of Spain (Jurisdiction of Incorporation or Organization)

n/a (IRS Employer Identification No.)	n/a (IRS Employer Identification No.)

Gran Vía, 28 Madrid, Spain (Address of Principal Executive Offices)	Gran Vía, 28 Madrid, Spain (Address of Principal Executive Offices)

28013
(Zip Code)
If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act
and is effective pursuant to General Instruction A.(c),
please check the following box. ☑	28013
(Zip Code)
If this form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act
and is effective pursuant to General Instruction A.(d),
please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-133251
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Floating Rate Senior Notes due 2013 of Telefónica Emisiones, S.A.U.	New York Stock Exchange
Fixed Rate Senior Notes due 2013 of Telefónica Emisiones, S.A.U.	New York Stock Exchange
Fixed Rate Senior Notes due 2017 of Telefónica Emisiones, S.A.U	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
Exhibit Index

Item 1: Description of Registrant’s Securities to be Registered
     The securities to be registered hereby are (i) the Floating Rate Senior Notes due 2013 of Telefónica Emisiones, S.A.U. (the “Floating Rate Notes”); (ii) the Fixed Rate Senior Notes due 2013 of Telefónica Emisiones, S.A.U. (the “Five-Year Fixed Rate Notes”); (iii) the Fixed Rate Senior Notes due 2017 of Telefónica Emisiones, S.A.U. (the “Ten-Year Fixed Rate Notes” and together with the Floating Rate Notes and the Five-Year Fixed Rate Notes, the “Notes”); and (iv) the Guarantee by Telefónica, S.A. related to the Notes (the “Guarantee”). For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information under the heading “Description of the Notes and the Guarantee” of the Registrants’ Prospectus Supplement filed on June 20, 2007 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registrants’ Registration Statement on Form F-3 (File No. 333-133251) as amended from time to time (the “Registration Statement”), which information is hereby incorporated by reference herein.
Item 2. Exhibits

4.1	Form of Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.2	Form of Fifth Supplemental Indenture for the Floating Rate Senior Notes Due 2013 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York, as Trustee, Paying Agent and Calculation Agent, dated as of July 2, 2007 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form 6-K filed on July 2, 2007)

4.3	Form of Sixth Supplemental Indenture for the Fixed Rate Senior Notes Due 2013 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York, as Trustee and Paying Agent, dated as of July 2, 2007 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on July 2, 2007)

4.4	Form of Seventh Supplemental Indenture for the Fixed Rate Senior Notes Due 2017 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York, as Trustee and Paying Agent, dated as of July 2, 2007 (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on July 2, 2007)

4.5	Form of Security Certificate representing the Floating Rate Senior Notes Due 2013 (included in Exhibit 4.2)

4.6	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2013 (included in Exhibit 4.3)

4.7	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2017 (included in Exhibit 4.4)

4.8	Form of Guarantee by Telefonica, S.A., dated July 2, 2007 (incorporated by reference to Exhibit 4.7 of Telefónica, S.A.’s Form 6-K filed on July 2, 2007)

99.1	Registrants’ Prospectus Supplement, dated June 20, 2007 (incorporated by reference to the Registrants’ filing under Rule 424(b), dated June 20, 2007)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: July 2, 2007

Telefónica Emisiones, S.A.U. (Registrant)

By:	/s/ Miguel Escrig Meliá
	Name:	Miguel Escrig Meliá
	Title:	Director (Administrador Solidario)

Telefónica, S.A. (Registrant)

By:	/s/ Eduardo Álvarez Gómez
	Name:	Eduardo Álvarez Gómez
	Title:	Director of Financing and Documentation

Exhibit Index

Item

4.1	Form of Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as Trustee, dated as of June 20, 2006 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form 6-K filed on June 20, 2006)

4.2	Form of Fifth Supplemental Indenture for the Floating Rate Senior Notes Due 2013 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York, as Trustee, Paying Agent and Calculation Agent, dated as of July 2, 2007 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form 6-K filed on July 2, 2007)

4.3	Form of Sixth Supplemental Indenture for the Fixed Rate Senior Notes Due 2013 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York, as Trustee and Paying Agent, dated as of July 2, 2007 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on July 2, 2007)

4.4	Form of Seventh Supplemental Indenture for the Fixed Rate Senior Notes Due 2017 among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York, as Trustee and Paying Agent, dated as of July 2, 2007 (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on July 2, 2007)

4.5	Form of Security Certificate representing the Floating Rate Senior Notes Due 2013 (included in Exhibit 4.2)

4.6	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2013 (included in Exhibit 4.3)

4.7	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2017 (included in Exhibit 4.4)

4.8	Form of Guarantee by Telefonica, S.A., dated July 2, 2007 (incorporated by reference to Exhibit 4.7 of Telefónica, S.A.’s Form 6-K filed on July 2, 2007)

99.1	Registrants’ Prospectus Supplement, dated June 20, 2007 (incorporated by reference to the Registrants’ filing under Rule 424(b), dated June 20, 2007)